EXHIBIT (A)(34)

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                                  PRESS RELEASE
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                                                           PARIS, APRIL 29, 2004


PPR RECEIVES SUSPENSION ORDER FROM CONSOB RELATING TO ITALY

Pinault-Printemps-Redoute S.A. (Euronext Paris: PRTP:PA) announced that it has received an order from the Italian securities regulator CONSOB which assumes that the offer PPR is making for all outstanding shares of Gucci is directed at shareholders of Gucci resident in Italy and therefore seeks to suspend the offer in Italy.

As indicated in its tender offer document, PPR states, and CONSOB has been so informed, that its offer was never intended to be directed at Italian residents. Therefore no tenders made by Gucci shareholders resident in Italy will be processed, validated or settled. Representatives of PPR are discussing these matters with CONSOB.


INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (AS UPDATED AND AMENDED) AND RECOMMENDATION/SOLICITATION STATEMENT (AS UPDATED AND AMENDED) REGARDING THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THESE STATEMENTS HAVE BEEN FILED BY PPR AND GUCCI GROUP WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE STATEMENTS AND OTHER FILED DOCUMENTATION AT WWW.SEC.GOV. THESE STATEMENTS AND OTHER FILED DOCUMENTATION MAY BE OBTAINED FOR FREE BY DIRECTING SUCH REQUESTS TO PPR'S INVESTOR RELATIONS DEPARTMENT AT +33 1 45 64 63 25, GUCCI GROUP'S INVESTOR RELATIONS DEPARTMENT AT +39 055 75 92 24 56, OR ABN AMRO VIA EMAIL AT PROSPECTUS@NL.ABNAMRO.COM. THE UPDATED OFFER TO PURCHASE, AS AMENDED (BUT NOT THE RELATED TRANSMITTAL DOCUMENTS) MAY ALSO BE DOWNLOADED FROM PPR'S WEBSITE AT WWW.PPRFINANCE.COM.

THE DISTRIBUTION OF THE OFFER DOCUMENTS AND ANY SEPARATE DOCUMENTATION RELATING TO THE TENDER OFFER AND THE MAKING OF THE TENDER OFFER MAY, IN SOME JURISDICTIONS, BE RESTRICTED OR PROHIBITED BY APPLICABLE LAW. SUCH TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, AND MAY NOT BE ACCEPTED FROM WITHIN, ANY JURISDICTION IN WHICH THE MAKING OF THE TENDER OFFER OR THE ACCEPTANCE OF THE TENDER OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. PERSONS WHO COME INTO POSSESSION OF ANY OF THE OFFER DOCUMENTS SHOULD INFORM THEMSELVES OF AND OBSERVE ALL OF THESE RESTRICTIONS. ANY FAILURE TO COMPLY WITH THESE RESTRICTIONS MAY CONSTITUTE A VIOLATION OF THE SECURITIES LAWS OF THAT JURISDICTION. NONE OF PPR, GUCCI OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, AFFILIATES OR AGENTS ASSUME ANY RESPONSIBILITY FOR ANY VIOLATION BY ANY PERSON OF ANY OF THESE RESTRICTIONS. ANY HOLDER OF GUCCI SHARES WHO IS IN ANY DOUBT AS TO HIS OR HER POSITION SHOULD CONSULT AN APPROPRIATE PROFESSIONAL ADVISER WITHOUT DELAY.


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PPR CONTACTS
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PRESS:                     Thomas Kamm              +33 1 45 64 63 46
                           Catherine Malek          +33 1 45 64 61 20

ANALYSTS/INVESTORS:        David Newhouse           +33 1 45 64 63 23
                           Alexandre de Brettes     +33 1 45 64 61 49

PRESS SITE:                www.pprlive.com
ANALYSTS/INVESTORS SITE:   www.pprfinance.com



U.S. DEALER MANAGER CONTACT INFORMATION
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  J.P. Morgan Securities Inc. 277 Park Avenue
  New York, NY 10172
  Toll free number: +1 888 622 6227
  Call collect number: +1 212 622 2299



INFORMATION AGENTS CONTACT INFORMATION
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  MacKenzie Partners, Inc.                Innisfree M&A Incorporated
  105 Madison Avenue                      501 Madison Avenue
  New York, New York 10016                20th Floor
  Call Toll-Free: +1 800 322 2885         New York, New York 10022
  or Call Collect: +1 212 929 5500        Call Toll-Free from the E.U.:
                                          00-800-7710-9971
                                          Call Toll-Free in the U.S. and Canada:
                                          +1 877 825 8772
                                          Call Collect from All Other Countries:
                                          +1 646 822 7428